Exhibit 99.2

April 10, 2007

FOR
Enpath Medical, Inc. 2300 Berkshire Lane North Minneapolis, Minnesota 55441 (NASDAQ: NPTH)

CONTACT
Scott Youngstrom, CFO (763) 951-8211 syoungstrom@enpathmed.com

ENPATH MEDICAL COMPLETES FACILITY CONSOLIDATION AS SCHEDULED
Enpath completes move into new 95,000 square foot facility with over 18,000 square feet of cleanroom space.

MINNEAPOLIS, April 10, 2007 – Enpath Medical, Inc. (Nasdaq: NPTH), a leading developer and manufacturer of introducers and other proprietary therapeutic device delivery products, announced today  it has consolidated its previous Bloomington and Plymouth, Minnesota operations on schedule into a new World Class facility located at 2300 Berkshire Lane North in Plymouth, Minnesota.

 “Our facility consolidation provides us with the space we need in order to achieve our goal of 15-20% annual revenue growth” said Mr. John C. Hertig, Chief Executive Officer of Enpath Medical, Inc.  “The World Class facility we now occupy was designed from the very beginning to maximize our lean manufacturing initiatives, create a very positive work environment for our employees and to continue our tradition of providing our customers with high quality medical device products and services.  With our operations now combined, we will continue to improve efficiencies and gross margins and we will continue our responsiveness to our customer needs,” said Mr. Hertig.

The new facility provides Enpath Medical with a combined 95,000 square feet of operating space including corporate offices, R&D, warehouse/distribution and more than 18,000 square feet of cleanrooms for medical device manufacturing.

“The investment we made in our new facility and our initiatives involving production automation and lean manufacturing clearly demonstrates our commitment to increasing our current market share as the world leader of venous introducers.  We can now easily expand the use of our proprietary introducer technology into larger related markets” said Mr. Mark Kraus, Vice President, General Manager - Introducers.

About Enpath Medical

Enpath Medical, Inc., headquartered in Plymouth, Minnesota, is a leader in the design, development, manufacture and marketing of percutaneous delivery systems and stimulation leads technologies. Its proprietary products include venous vessel introducers, articulating and fixed curve delivery catheters, epicardial and endocardial stimulation leads, and other products for use in pacemaker, defibrillator, catheter and infusion port procedures as well as neuromodulation markets. Its products, which are primarily finished goods, are sold worldwide through partnering relationships with other medical device companies.

Safe Harbor

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made herein. All forward-looking statements involve risks and uncertainties. A number of factors that could cause results to differ materially are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Among the factors that could cause results to differ materially are the following: Enpath’s dependence upon a limited number of key customers for its revenue; Enpath’s ability to successfully protect its intellectual property against misappropriation or claims of infringement by third parties including its ability to successfully resolve, or defend itself in, pending litigation; the ability of Enpath’s customers to successfully develop and market therapies that utilize the Company’s advanced delivery systems; Enpath’s ability to effectively manufacture its products, specifically steerable catheters, in anticipated required quantities; Enpath’s ability to develop or acquire new products to increase its revenues; Enpath’s ability to attract and retain key personnel; introduction of competitive products; government regulatory matters; economic conditions; and Enpath’s ability to raise capital. All forward-looking statements of Enpath, whether written or oral, and whether made by or on behalf of Enpath, are expressly qualified by these cautionary statements. In addition, Enpath disclaims any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.